Appendix A

Audit Committee Charter

Organization

This charter governs the operations of the audit committee of ANADIGICS, Inc. (the “Company”). The committee members shall be appointed by the board of directors and removed by the board of directors in the board’s sole discretion. The committee shall consist of at least three directors, each of whom shall meet the independence, qualification and financial literacy requirements of The NASDAQ Stock Market, Inc. (“NASDAQ”), the Securities Exchange Act of 1934 (the “Exchange Act”), the rules and regulations of the Securities and Exchange Commission (the “SEC”) and applicable law. In addition, at least one committee member shall be a “financial expert”, as may be required and defined by SEC regulations.

Purpose

The audit committee, on behalf of the board of directors, shall fulfill their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the:

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Integrity of the Company’s financial statements; accounting and financial reporting processes; systems of internal accounting and financial controls; performance of the Company’s independent auditors; independent auditor’s qualifications and independence; and Company’s compliance with ethics policies and legal and regulatory requirements.

In so doing, the committee has the responsibility to maintain free and open communication between the committee, independent auditors and management of the Company.

Duties and Responsibilities

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board.

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Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company.

*	The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s un-audited interim financial statements.

The committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

The committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal duties and responsibilities of the audit committee.

These are set forth as a guide with the understanding that the committee may supplement them as appropriate.

1.
The committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting.

2.
The committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation.

3.
The committee may delegate pre-approval authority to a member of the audit committee. The decisions of any committee member to whom pre-approval authority is delegated must be presented to the full committee at its next scheduled meeting.

4.	The committee shall obtain and review at least annually, a report by the independent auditors describing:

*	The firm’s internal quality control procedures.
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Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, or material litigation against the firm within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

*	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

5.	Before hiring employees or former employees of the independent auditors, the Committee shall approve in writing the hiring in accordance with SEC regulations and NASDAQ listing standards.
6.
The committee shall receive reports, when appropriate, but not less than annually, from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

7.
The committee shall discuss with the independent auditors the overall scope and plans for their audit, including the adequacy of staffing and compensation. The committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.

8.
The committee shall meet separately at least quarterly with management and the independent auditors to discuss issues and concerns warranting committee attention. The committee shall provide sufficient opportunity for the independent auditors to meet privately with the members of the committee. The committee shall review with the independent auditor any audit problems or difficulties and management’s response.

9.
The committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors report on management’s assertion.

10.	The committee shall review and discuss with management and the independent auditor’s quarterly earnings press releases.
11.
The committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

12.
The committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including management and the independent auditors’ judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters.

13.	The committee shall evaluate its performance at least annually to determine whether it is functioning effectively.
14.	The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors.
15.	The committee shall prepare an annual committee report to be included in the Company’s annual proxy statement, as required by SEC regulations.

In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The committee shall have the authority to engage (including as to fees and terms) independent counsel and other advisers as it determines necessary to carry out its duties and to pay for ordinary administrative expenses of the committee as necessary or appropriate in carrying out its duties.